                                                                     EXHIBIT 1.1

                                                                  DRAFT 10/16/97



2,700,000 Shares(1)

                             ADFlex Solutions, Inc.

                                  Common Stock


                             UNDERWRITING AGREEMENT

                                                               November __, 1997


BancAmerica Robertson Stephens
PaineWebber Incorporated
Hambrecht & Quist
  As Representatives of the several Underwriters
c/o BancAmerica Robertson Stephens
555 California Street
26th Floor
San Francisco, California 94104

Ladies and Gentlemen:

         ADFlex Solutions, Inc., a Delaware corporation (the "Company"), and Havant International Holdings Limited ("Havant") and Rolando C. Esteverena ("Esteverena") (individually a "Selling Stockholder" and collectively, the "Selling Stockholders"), address you as the Representatives of each of the persons, firms and corporations listed in Schedule A hereto (herein collectively called the "Underwriters") and hereby confirm their respective agreements with the several Underwriters as follows:

         1. Description of Shares. The Company proposes to issue and sell 1,307,653 shares of its authorized and unissued Common Stock to the several Underwriters. Havant proposes to sell an aggregate of 1,392,347 shares of authorized and outstanding shares of the Company's Common Stock to the several Underwriters. The 1,307,653 shares of Common Stock of the Company to be sold by the Company are hereinafter called the "Company Shares" and the 1,392,347 shares of Common Stock to be sold by Havant are hereinafter called the "Selling Stockholder Shares." The Company Shares and the Selling Stockholder Shares are hereinafter collectively referred to as the "Firm Shares." The

--------

         (1) Plus an option to purchase up to 405,000 additional shares from the Company and Esteverena to cover over-allotments, if any.

Company and Esteverena, acting severally and not jointly, also propose to grant to the Underwriters an option to purchase up to an aggregate of 405,000 additional shares of the Company's Common Stock (the "Option Shares"), as provided in Section 7 hereof (100,000 of such Option Shares shall be offered by Esteverena and 305,000 of such Option Shares shall be offered by the Company). As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock of the Company, including the Shares, are hereinafter referred to as "Common Stock."

         2. Representations, Warranties and Agreements of the Company and the Selling Stockholders.

                  I. The Company represents and warrants to and agrees with each Underwriter that:

                           (a) A registration statement on Form S-1 (File No.
333-_____) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement and such amended prospectuses subject to completion, as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement and such amended prospectuses subject to completion, as may hereafter be required. Copies of such registration statement and amendments and of each related prospectus subject to completion (the "Preliminary Prospectuses") have been delivered to you.

         If the registration statement has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement has not been declared effective under the Act by the Commission, the Company will prepare and promptly file a further amendment to the registration statement, including a final form of prospectus. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations) and, in the event of any amendment thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as

                                       2.

included in such registration statement at the time it becomes effective, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus on file with the Commission at the time the registration statement became or becomes, as the case may be, effective (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b)(3) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

                           (b) The Commission has not issued any order
preventing or suspending the use of any Preliminary Prospectus, or instituted proceedings for that purpose, and each such Preliminary Prospectus, has conformed in all material respects to the requirements of the Act and the Rules and Regulations and as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you specifically for inclusion therein.

                           (c) The Company and its subsidiaries, ADFlex Mexico,
S.A. de C.V., ADFlex Solutions Limited, ADFlex Solutions FSC Inc., ADFlex Cayman Limited and ADFlex (Thailand) Limited (each a "Subsidiary" and collectively, the "Subsidiaries") have each been duly incorporated and each is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement; other than qualifying shares in immaterial amounts required by local law, the Company owns all of the outstanding capital stock of each Subsidiary (other than the capital stock of ADFlex (Thailand) Limited which is all owned by __________, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest except for the pledge in favor of Hana Microelectronics and the pledge in favor of the Company's lenders pursuant to the existing credit agreement) free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest except for the pledge in favor of the Company's lenders pursuant to the existing credit agreement; each of the Company and each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification except where the failure

                                       3.
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to be so qualified would not have a material adverse effect on the condition
(financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise; the Company and each Subsidiary is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect; the Company and each Subsidiary is not in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or such Subsidiary, respectively, is a party or by which it or any of its properties may be bound or in material violation of any law, order, rule, regulation, writ, injunction or decree of any government, government instrumentality or court, domestic or foreign, except violations and defaults which individually would not be material to the Company and its Subsidiaries considered as one enterprise. The Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the Subsidiaries.

                           (d) The Company has full legal right, power and
authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under, (i) any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract or other agreement or instrument to which the Company or the Subsidiaries is a party or by which the property of the Company or the Subsidiaries is bound, or (ii) the respective charter or bylaws of the Company or the Subsidiaries, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court or governmental agency or body having jurisdiction over the Company or the Subsidiaries or over the properties of the Company or the Subsidiaries; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or under state or other securities or Blue Sky laws.

                           (e) Except as disclosed in the Prospectus, there is
not any pending or, to the Company's knowledge, threatened action, suit, claim or proceeding against the Company, the Subsidiaries, or any of their respective officers or any of their properties, assets or rights before any court or governmental agency or body or otherwise which

                                       4.

(i) might result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise, or might materially and adversely affect their respective properties, assets or rights, or (ii) might prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement; and there are no contracts or documents of the Company or the Subsidiaries that are required to be described in the Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been accurately described in all material respects in the Prospectus and filed as exhibits to the Registration Statement. The contracts so described in the Prospectus are in full force and effect on the date hereof; and neither the Company nor any Subsidiary, nor, to the Company's knowledge, any other party, is in breach of or default under any of such contracts.

                           (f) All outstanding shares of capital stock of the
Company (including the Selling Stockholder Shares) have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Company Shares and the Option Shares to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Company Shares or Option Shares or the issuance and sale thereof except for that certain Registration Rights Agreement between the Company and Havant and that certain Registration Rights Agreement between the Company and AMP Incorporated. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Exchange Act or under state or other securities or Blue Sky laws. All issued and outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, included in the Prospectus, neither the Company nor any Subsidiary has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock purchase and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.


                                       5.

                           (g) Ernst & Young, which has examined the
consolidated financial statements, together with the related schedules and notes, of the Company and the Flexible Interconnections Division of Rogers Corporation (the "Predecessor") as of December 31, 1992 and 1993 and for each of the years in the three years ended December 31, 1996 filed with the Commission as a part of the Registration Statement, which are included in the Prospectus, are, to the Company's knowledge, independent accountants within the meaning of the Act and the Rules and Regulations; the audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited consolidated financial statements, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the Registration Statement have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial data and the tables set forth under "Results of Operations" and "Quarterly Results of Operations" in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section, included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. The description contained in the "Business-Backlog" section of the Registration Statement and the other statistical data contained in the Registration Statement present fairly the information shown therein. No other financial statements or schedules are required to be included in the Registration Statement.

                           (h) Except as otherwise described in the Registration
Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise) earnings, operations, business or business prospects, of the Company and the Subsidiaries considered as one enterprise, (ii) any transaction that is material to the Company and the Subsidiaries considered as one enterprise, except transactions in the ordinary course of business, (iii) any obligation that is material to the Company and the Subsidiaries considered as one enterprise, direct or contingent, incurred by the Company or any Subsidiary, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary, which is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company or any Subsidiary which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations or business of the Company and the Subsidiaries considered as one enterprise.


                                       6.

                           (i) Except as set forth in the Prospectus, (i) the
Company and the Subsidiaries have good and marketable title to all of their respective properties and material assets described in the Prospectus as owned by them, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company and the Subsidiaries considered as one enterprise, (ii) the agreements to which the Company or any Subsidiary is a party described in the Prospectus are valid agreements, enforceable by the Company or such Subsidiary, as the case may be, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles and, to the knowledge of the Company, other contracting party or parties thereto are not in material breach or material default under any of such agreements, and
(iii) the Company and each Subsidiary has valid and enforceable leases for the respective properties described in the Prospectus as leased by them except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                           (j) The Company and the Subsidiaries have filed all
necessary federal, state and foreign income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company or any Subsidiary that might have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one entity, and all tax liabilities of the Company and the Subsidiaries are adequately provided for on the books of the Company.

                           (k) The Company and the Subsidiaries maintain
insurance of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

                           (l) To the Company's knowledge, no labor disturbance
by the employees of the Company or the Subsidiaries exists or is imminent; and the Company and the Subsidiaries are not aware of any existing labor disturbance by the employees of any of its principal suppliers that might be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise. Except as described in the Prospectus (which description is a fair and accurate summary of the collective bargaining arrangement), no collective bargaining agreement exists with any of the Company's or any Subsidiary's employees and, to the Company's knowledge, no such agreement is imminent.


                                       7.

                           (m) Except as disclosed in the Prospectus, the
Company and the Subsidiaries own or possess adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by them or which are necessary for the conduct of their respective businesses as described in the Prospectus; neither the Company nor any of the Subsidiaries has received any notice of, and the Company and the Subsidiaries have no knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise.

                           (n) The Company has not been advised, nor does the
Company have any reason to believe, that the Company or the Subsidiaries are not conducting business in substantial compliance with all of the laws, rules and regulations of the jurisdictions in which they are conducting business, except where failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise.

                           (o) The Common Stock has been approved for quotation
on the Nasdaq National Market.

                           (p) The Company is familiar with the Investment
Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.

                           (q) The Company has not distributed and will not
distribute prior to the Closing Date or to any date on which Option Shares are to be purchased, as the case may be, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                           (r) The Company and the Subsidiaries have not at any
time since the dates of their respective inceptions (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                           (s) The Company has not taken and will not take,
directly or indirectly, any action designed to or that might be reasonably expected to cause or result in

                                       8.

stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                           (t) The Company has obtained executed agreements
(collectively, the "Lock-Up Agreements") from each executive officer and director of the Company, pursuant to which each of such persons have agreed that such person will not, directly or indirectly, for a period equal to the later of: (i) 90 days after the effective date of the Registration Statement, or (ii) three days after the Company publicly releases its earnings for the fiscal period ending immediately after the effective date of the Registration Statement, offer to sell, contract to sell, or otherwise sell or dispose of or grant any rights with respect to any shares of Common Stock of the Company, any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into or exchangeable for shares of the Common Stock owned directly by such person or with respect to which such person has the power of disposition otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree to be bound by the Lock-Up Agreement, (ii) with the prior written consent of BancAmerica Robertson Stephens ("Robertson"), or
(iii) pursuant to this Agreement.

                           (u) Without limiting the generality of the
representations set forth in subparagraph (n) above, except as set forth in the Prospectus, (i) the Company and each Subsidiary is in compliance in all material respects with all rules, laws and regulations in existence on the date hereof relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to their respective businesses, (ii) neither the Company nor any Subsidiary has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) to the Company's knowledge, neither the Company nor any Subsidiary is required to make future material capital expenditures to comply with Environmental Laws, and (iv) no property which is owned, leased or occupied by the Company or any Subsidiary has been designated as a "Superfund" site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state, local or foreign law.

         II. Each Selling Stockholders, severally and not jointly, represents and warrants to and agrees with each Underwriter that:

                           (a) Such Selling Stockholder now has and on the
Closing Date, and on any later date on which Option Shares are purchased, will have good and valid title to such of the Shares as are to be sold by such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than pursuant to this Agreement; such Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and upon delivery of such Shares hereunder and payment of the purchase price as herein contemplated, each of the Underwriters will obtain good and valid title to the Shares purchased by it from such Selling Stockholder (assuming that the Underwriters are acquiring such Shares in good

                                       9.

faith, without actual knowledge of any adverse claims with respect thereto), free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, including any liability for estate or inheritance taxes, or any liability to or claims of any creditor, devisee, legatee or beneficiary of such Selling Stockholder.

                           (b) Such Selling Stockholder has duly authorized,
executed and delivered, in the form heretofore furnished to the Representatives, a Custodian Agreement and Power of Attorney (the "Custodian Agreement and Power of Attorney") with ____________________________________, as custodian (the
"Custodian"), and appointing _____________________________ in the care of Havant and _____________________________ in the care of Esteverena, as attorney(s)-in-fact (collectively, the "Attorneys" and individually, an "Attorney"). Each Custody Agreement and Power of Attorney constitutes a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and each of such Selling Stockholder's Attorneys, acting alone, is authorized to execute and deliver this Agreement and the certificate referred to in Section 6(i) hereof on behalf of such Selling Stockholder, to determine the purchase price to be paid by the several Underwriters to such Selling Stockholder as provided in Section 3 hereof, to authorize the delivery of the Selling Stockholder Shares under this Agreement and to duly endorse (in blank or otherwise) the certificate or certificates representing such Shares or a stock power or powers with respect thereto, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement.

                           (c) All authorizations, approvals, consents and
orders necessary for the execution and delivery by such Selling Stockholder of the Custodian Agreement and Power of Attorney, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Selling Stockholder Shares under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state or other securities or Blue Sky laws) have been obtained and are in full force and effect; such Selling Stockholder, if other than a natural person, has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be; and such Selling Stockholder has the full legal right, power and authority to enter into and perform its obligations under this Agreement and such Custodian Agreement and Power of Attorney, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement.

                           (d) Certificates in negotiable form for all Shares to
be sold by such Selling Stockholder under this Agreement, together with a stock power or powers duly

                                       10.

endorsed in blank by such Selling Stockholder, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder.

                           (e) This Agreement has been duly authorized by such
Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the indemnification and contribution provisions hereunder may be limited by applicable law; and the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach of or default under any material bond, debenture, note or other evidence of indebtedness, or any material contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any Selling Stockholder Shares hereunder may be bound or, to the best of such Selling Stockholder's knowledge, result in any violation of any law, order, rule, regulation, writ, injunction or decree of any court or governmental agency or body or, if such Selling Stockholder is other than a natural person, result in any violation of any provisions of the charter, bylaws or other organizational documents of such Selling Stockholder.

                           (f) Such Selling Stockholder has not taken and will
not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                           (g) Other than as permitted under the Act (including,
but not limited to, the distribution of Preliminary Prospectuses or Prospectuses previously or hereafter provided to the Selling Stockholders by the Underwriters, or to employees of the Selling Stockholders or their affiliates), such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares without the prior written consent of Robertson.

                           (h) On the Closing Date and on any later date on
which Option Shares are to be purchased, as the case may be, neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Selling Stockholder or the Shares to be sold by such Selling Stockholder, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make such statements therein not misleading.

                           (i) Such Selling Stockholder will comply with all
agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, and will advise one of its Attorneys prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, if any statement to be made on behalf of such Selling Stockholder in the certificate contemplated by

                                       11.

Section 6(i) would be inaccurate if made as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be.

                           (j) Such Selling Stockholder does not have, or has
waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

         3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and Havant, agree, severally and not jointly, to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and Havant, respectively, at a purchase price of $_____ per share, the respective number of Company Shares as hereinafter set forth and Selling Stockholder Shares set forth opposite the names of the Company and Havant in Schedule B hereto. The obligation of each Underwriter to the Company and Havant shall be to purchase from the Company or Havant that number of full Company Shares or Selling Stockholder Shares, as the case may be, which (as nearly as practicable, as determined by you) is in the same proportion to the number of Company Shares or Selling Stockholder Shares, as the case may be, set forth opposite the name of the Company or Havant in Schedule B hereto as the number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 10) is to the total number of Firm Shares to be purchased by all the Underwriters under this Agreement.

                  The certificates in negotiable form for the Selling Stockholder Shares have been placed in custody (for delivery under this Agreement) under the Custodian Agreement and Power of Attorney. Each Selling Stockholder agrees that the certificates for the Selling Stockholder Shares of such Selling Stockholder so held in custody are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody, including the Custodian Agreement and Power of Attorney is to that extent irrevocable and that the obligations of such Selling Stockholder hereunder shall not be terminated by the act of such Selling Stockholder or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event, except as specifically provided herein or in the Custodian Agreement and Power of Attorney. If any Selling Stockholder should die or be incapacitated, or if any other such event should occur, before the delivery of the certificates for the Selling Stockholder Shares hereunder, the Selling Stockholder Shares to be sold by such Selling Stockholder shall, except as specifically provided herein or in the Custodian Agreement and Power of Attorney, be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death,

                                       12.

incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death or other event.

                  Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check in next-day funds, payable to the order of the Company with regard to the Shares being purchased from the Company, and to the order of the Custodian for the respective accounts of the Selling Stockholders with regard to the Shares being purchased from such Selling Stockholders (and the Company and such Selling Stockholders agree not to deposit any such check in the bank on which it is drawn until the day following the date of its delivery to the Company or the Custodian, as the case may be) at the offices of Fennemore Craig, P.C., 3003 North Central Avenue, Suite 2600, Phoenix, Arizona 85012-2913 (or at such other place as may be agreed upon among the Representatives, the Company and the Selling Stockholders), at 7:00 a.m., San Francisco time, on the third (or, if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) of the Exchange Act after 4:30 p.m. Washington D.C. time, the fourth) full business day following the first day that Shares are traded or at such other time and date not later than seven full business days thereafter as the Representatives, the Company and the Selling Stockholders selling Selling Stockholder Shares may determine, such time and date of payment and delivery being herein called the "Closing Date." The certificates for the Firm Shares to be so delivered will be made available to you at such office or at such other location including, without limitation, in New York City, as you may reasonably request for checking at least one full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two full business days prior to the Closing Date. If the Representatives so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at Depository Trust Company designated by the Representatives.

                  It is understood that you, individually and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

                  After the Registration Statement becomes effective, the several Underwriters intend to offer the Firm Shares to the public as set forth in the Prospectus.

                  The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and under "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement, and you, on behalf of the respective Underwriters, represent and warrant to the Company and the Selling

                                       13.

Stockholders that the statements made therein are true and correct and do not fail to state any material fact required to be stated therein in order to make such statements in light of the circumstances in which made not misleading.

         4. Further Agreements of the Company. The Company agrees with the several Underwriters that:

                           (a) The Company will use its best efforts to cause
the Registration Statement and amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a), the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of counsel of the several Underwriters ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations thereunder and the provisions of this Agreement.

                                       14.

                           (b) The Company will advise you, promptly after it
shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

                           (c) The Company will use its best efforts to qualify
the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

                           (d) The Company will furnish to you, as soon as
available, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

                           (e) The Company will make generally available to its
stockholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve-month period beginning after the effective date of the Registration Statement.

                           (f) During a period of five years after the date
hereof, the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its stockholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders; (ii) concurrently with furnishing to its stockholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of stockholders' equity, and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants; (iii) as soon as they are available, copies of all reports (financial or other) mailed to stockholders: (iv) as soon as they are available, copies of all reports and financial statements furnished to

                                       15.

or filed with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (v) every material press release and every material news item or article in respect of the Company or the Subsidiaries or their respective affairs which was released or prepared by the Company or the Subsidiaries; and (vi) any additional information of a public nature concerning the Company or the Subsidiaries, or their respective businesses which you may reasonably request. During such five-year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

                           (g) The Company will apply the net proceeds from the
sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

                           (h) The Company will maintain a transfer agent and,
if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

                           [(i) The Company will file Form SR in conformity with
the requirements of the Act and the Rules and Regulations.]

                           (j) If the transactions contemplated hereby are not
consummated by reason of any failure, refusal or inability on the part of the Company or any Selling Stockholder to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate the Agreement under Section 11(a) or 11(b)(i), the Company will reimburse the several Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel for the several Underwriters) incurred by the Underwriters in investigating, preparing to market or marketing the Shares.

                           (k) If at any time during the 90-day period after the
Registration Statement becomes effective, any publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

                           (l) During a period equal to the later of (i) 180
days from the effective date of the Registration Statement, or (ii) three days after the Company publicly releases its earnings for the fiscal period ending immediately after the effective date of the

                                       16.

Registration Statement, the Company will not, without your prior written consent, directly or indirectly, issue, sell, offer or agree to sell, or otherwise dispose of, directly or indirectly, any Common Stock, any options, rights or warrants with respect to any shares of Common Stock or any securities convertible into, exercisable for or exchangeable for Common Stock other than
(A) the sale of the Company Shares hereunder, and (B) the Company's issuance of options and other stock-based awards or Common Stock under the Company's presently authorized 1993 Equity Incentive Plan, 1994 Stock Incentive Plan (the "Option Plan") and the 1994 Employee Stock Purchase Plan (the "Employee Purchase Plan").

                           (m) During a period of 90 days from the effective
date of the Registration Statement, the Company will not file a registration statement registering shares under the Employee Purchase Plan, any Option Plan or any other employee benefit plan of the Company or any Subsidiary.

                           (n) In connection with a claim for indemnification
pursuant to Section 8(a) of this Agreement, the Company will provide the Underwriters and the Selling Stockholders with information regarding its most recent available cash and cash equivalents position, its borrowing availability under all then existing credit arrangements and any legal and contractual restrictions or limitations on its ability to use such resources to satisfy its obligations under Section 8(a) hereof.

         5.       Expenses.

                  (a)      The Company agrees with each Underwriter that:

                           (i) The Company will pay and bear all costs and
expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, any Selected Dealer Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and Custodian Agreement and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and Transfer Agents' and Registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel solely in connection with such NASD filings and Blue Sky qualifications); and all other expenses directly incurred by the Company and the Selling Stockholders in connection with the performance of their obligations hereunder (other than those expenses of the Selling Stockholders that the Company and such Selling Stockholders

                                       17.

may agree are to be borne by the Selling Stockholders). The provisions of this
Section 5(a)(i) are intended to relieve the Underwriters from the payment of the expenses and costs that the Company hereby agrees to pay, but shall not affect any agreement that the Selling Stockholders and the Company may make, or may have made, for the sharing of any of such expenses and costs. Such agreements shall not impair the obligations of the Company hereunder to the several Underwriters.

                           (ii) In addition to its other obligations under
Section 8(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 8(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in the Wall Street Journal that represents the base rate on corporate loans posted by the substantial majority of the nation's 30 largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

                           (iii) In addition to their obligations under Section
8(b), each Selling Stockholder agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in Section 8(b), it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Stockholder's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payment to the Selling Stockholders together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request.

                  (b) In addition to their other obligations under Section 8(d), the Underwriters agree that, as an interim measure during the pendency of any claim, action,

                                       18.

investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in
Section 8(d), they will reimburse the Company and each such Selling Stockholder on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and each such Selling Stockholder for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company and each such Selling Stockholder shall promptly refund it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company and each such Selling Stockholder within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

                  (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii), 5(a)(iii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the National Association of Securities Dealers, Inc. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii), 5(a)(iii) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a), 8(b) and 8(c).

         6. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Company Shares and the Selling Stockholder Shares as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date, and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company and the Selling Stockholders herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 2:00 p.m., San Francisco Time, on the date following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the

                                       19.

Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

                  (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

                  (c) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, the following opinion of counsel for the Company, dated the Closing Date or such later date addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                           (i) The Company has been duly incorporated and is
validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                           (ii) The Company has the corporate power to own,
lease and operate its properties and to conduct its business as described in the Prospectus;

                           (iii) The Company is duly qualified to do business as
a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure so to qualify would not have a material adverse effect on the financial condition, earnings, operations, business or business prospects of the Company. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity, other than the Subsidiaries;

                           (iv) To such counsel's knowledge, the Company owns
all of the shares of capital stock of the Subsidiaries (other than ADFlex Thailand Limited) free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest except for the pledge in favor of the Company's lenders pursuant to the existing credit agreement. The shares of the capital stock of ADFlex (Thailand) Limited are all owned by ADFlex Cayman Limited, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest except for the pledge in favor of Hana Microelectronics and the pledge in favor of the Company's lenders pursuant to the existing credit agreement. In rendering such opinions, counsel may rely on the opinions of counsel for the subsidiaries described in Section 6(d).

                           (v) The authorized, issued and outstanding capital
stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive right, or of any co-sale right, registration right, right of first refusal or other similar right known to us;


                                       20.

                           (vi) The Firm Shares to be issued by the Company
pursuant to the terms of this Agreement will be, upon issuance and delivery against payment therefor in accordance with the terms hereof and the Shares to be sold by the Selling Stockholders are, duly authorized and validly issued and fully paid and nonassessable, and have not been issued in violation of any preemptive right, registration right, co-sale right, right of first refusal or other similar right and the stockholders of the Company have no preemptive or, to such counsel's knowledge, other rights to purchase any of these Shares.

                           (vii) The Company has corporate power and authority
to enter into this Agreement and to issue, sell and deliver to the Underwriters the Firm Shares to be issued and sold by it hereunder;

                           (viii) This Agreement has been duly authorized by all
necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles;

                           (ix) The Registration Statement has become effective
under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement have been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                           (x) The Registration Statement and the Prospectus,
and each amendment or supplement thereto (other than the financial statements (including supporting schedules) and financial data derived therefrom as to which such counsel need express no opinion) as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;

                           (xi) The terms and provisions of the capital stock of
the Company conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

                           (xii) The information in the Prospectus under the
caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct, and the forms of certificates evidencing the Common Stock comply with Delaware law;

                           (xiii) The description in the Registration Statement
and the Prospectus of (A) the charter and bylaws of the Company, (B) statutes and contracts and (C) environmental matters in so far as such description relates to the Company, including, without limitation, the information in the Prospectus under the captions "Risk Factors--

                                       21.

Environmental Regulations" and "Business--Environmental Controls" are accurate and fairly present the information required to be presented by the Act or the Rules and Regulations;

                           (xiv) To such counsel's knowledge, there are no
agreements, contracts, leases or documents of a character required to be described or referred to in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein and filed as required;

                           (xv) The performance of this Agreement and the
consummation of the transactions herein contemplated (other than performance of the Company's indemnification and contribution obligations hereunder, concerning which no opinion need be expressed) will not, (a) result in any violation of the Company's charter or bylaws, or (b) result in the material breach or violation of any of the terms and provisions, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument described in the Prospectus or filed as an Exhibit to the Registration Statement to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations; provided however, that no opinion need be rendered concerning state securities or Blue Sky laws;

                           (xvi) No authorization, approval or consent of any
governmental authority or agency is necessary in connection with the consummation of the transactions herein contemplated except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters;

                           (xvii) To such counsel's knowledge, there are no
legal or governmental proceedings pending or threatened against the Company of a character which are required to be disclosed in the Registration Statement or the Prospectus, by the Act or the applicable Rules and Regulations, other than those described therein; and

                           (xviii) To such counsel's knowledge, no holders of
Common Stock or other securities of the Company have registration rights with respect to securities of the Company except Havant and AMP Incorporated.

                  In addition, such counsel shall state that although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which caused them to believe that, at the time the Registration Statement became effective the Registration Statement (other than the financial statements including supporting schedules and financial data derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or

                                       22.

necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement or the Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or the States of Arizona and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the Company, the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person), and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in such opinions, representations or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Representatives of the Underwriters, and to Underwriters' Counsel. [With respect to the opinions set forth in (c)(i), (ii), (iii), (iv) and (xv), counsel shall give such opinions with respect to ADFlex Solutions Limited, ADFlex Solutions FSC Inc. and ADFlex Cayman Limited; provided that in rendering such opinions counsel shall be entitled to rely solely on opinions of local counsel.]

                  (d) You shall have received on the Closing Date, and on any later date on which Option Shares are purchased, as the case may be, the following opinions of counsels for ADFlex Mexico, S.A. de C.V. and ADFlex (Thailand) Limited, which counsel shall be reasonably satisfactory to you, dated the Closing Date or such later date addressed to the Underwriters with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect of paragraphs (c)(i), (ii), (iii) and (xv) above, as such matters relate to such companies, and to the effect that all issued and outstanding capital stock of such companies is owned by the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest except for the pledge in favor of the Company's lenders pursuant to the existing credit agreement and except, in the case of ADFlex (Thailand) Limited, the pledge in favor of Hana Microelectronics. In addition, with respect to the opinion from counsel for ADFlex Mexico, S.A. de C.V., you shall receive an opinion to the effect that the description in the Registration Statement and the Prospectus of environmental matters, in so far as they relate to ADFlex Mexico, S.A. de C.V., including, without limitation, the information in the Prospectus under the caption "Risk Factors--Environmental Regulations" and "Business--Environmental Controls" are accurate and fairly summarize the matters disclosed therein.

                  (e) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, the following opinion(s) of counsel for each of the Selling Stockholders, dated the Closing Date or such later date addressed to the Underwriters with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

                           (i) Each Selling Stockholder which is not a natural
person has full right, power and authority to enter into and to perform its obligations under the Custodian Agreement and Power of Attorney to be executed and delivered by it in connection with the

                                       23.

transactions contemplated herein; the Custodian Agreement and Power of Attorney of each Selling Stockholder that is not a natural person has been duly authorized by such Selling Stockholder; the Custodian Agreement and Power of Attorney of each Selling Stockholder has been duly executed and delivered by or on behalf of such Selling Stockholder, and the Custody Agreement and Power of Attorney and Lock-Up Agreement of such Selling Stockholder constitutes the valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles;

                           (ii) Each of the Selling Stockholders has full right,
power and authority to enter into and to perform its obligations under this Agreement and to sell, transfer, assign and deliver the Shares to be sold by such Selling Stockholder hereunder;

                           (iii) This Agreement has been duly authorized by each
Selling Stockholder that is not a natural person and has been duly executed and delivered by or on behalf of each Selling Stockholder and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except insofar as the indemnification and contribution provisions hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles; and

                           (iv) To such counsel's knowledge, upon the delivery
of and payment for the Shares to be sold by such Selling Stockholder, as contemplated in this Agreement, each of the Underwriters will receive good and valid title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. In rendering such opinion, such counsel may assume that the Underwriters are acquiring such Shares in good faith, without actual knowledge of any adverse claims with respect to such Shares.

Counsel rendering the foregoing opinion shall be entitled to rely, as to questions of fact, solely upon representations and agreements of the Selling Stockholders contained in this Agreement and in the Custodian Agreement and Power of Attorney, and upon their review of the certificates representing the Shares being sold by the Selling Stockholders. Counsel shall also be entitled to assume, as appropriate, that the laws of jurisdictions governing agreements and matters covered by the foregoing opinion are identical to the laws of the jurisdiction in which such counsel is located.

                  (f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Brobeck, Phleger & Harrison LLP, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the

                                       24.

Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

                  (g) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Ernst & Young addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be,
(i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. Also you shall have received an Original Letter from Ernst & Young addressed to or for the use of the Underwriters setting forth their opinion with respect to their examination of the consolidated balance sheet of the Company and the Predecessor as of December 31, 1996 and related consolidated statements of operations, stockholders' equity, and cash flow for the twelve months ended December 31, 1996, as well as other matters agreed upon by Ernst & Young and you.

                  (h) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

                           (i) The representations and warranties of the Company
in this Agreement are true and correct, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

                           (ii) No stop order suspending the effectiveness of
the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

                                       25.

                           (iii) When the Registration Statement became
effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

                           (iv) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus, there has not been (A) any material adverse change in the properties or assets described or referred to in the Registration Statement and the Prospectus or in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and the Subsidiaries considered as one enterprise, (B) any transaction which is material to the Company and the Subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, incurred by the Company or any Subsidiary which is material to the Company and the Subsidiaries, considered as one enterprise, except obligations incurred in the ordinary course of business, (D) any change in the capital stock or outstanding indebtedness of the Company or any Subsidiary which is material to the Company and the Subsidiaries considered as one enterprise, or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

                  (i) You shall be satisfied that, and you shall have received a certificate, dated the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, from the Attorneys for each Selling Stockholder to the effect that, as of the Closing Date, or any later date on which Option Shares are to be purchased, as the case may be, they have not been informed that:

                           (i) The representations and warranties made by such
Selling Stockholder herein are not true or correct in any material respect on the Closing Date or on any later date on which Option Shares are to be purchased, as the case may be; or

                           (ii) Such Selling Stockholder has not complied with
any obligation or satisfied any condition which is required to be performed or satisfied on his or its part at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be.

                  (j) The Company shall have obtained and delivered to you all of the LockUp Agreements. Each person signing a Lock-Up Agreement shall also agree and consent to the entry of stop transfer instructions with the Company's transfer agent against the transfer

                                       26.

of shares of Common Stock held by such person except in compliance with the foregoing restrictions.

                  (k) The Company and the Selling Stockholders shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company, the Selling Stockholders or officers of the Selling Stockholders (when the Selling Stockholder is not a natural person)) as to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

                  All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company and the Selling Stockholders will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         7.       Option Shares.

                  (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each of the Company and Esteverena, severally and not jointly, hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a non-transferable option to purchase up to an aggregate of 405,000 Option Shares (100,000 of such Option Shares from Esteverena and 305,000 of such Option Shares from the Company) at the purchase price per share for the Firm Shares set forth in Section 3 hereof. Such option may be exercised by the Representatives on behalf of the several Underwriters on one occasion, in whole or in part, during the period of thirty
(30) days from and after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company and Esteverena. [If the option is exercised in part, the Option Shares shall be purchased hereunder as follows: ________________] [The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters from each of the Company and Mr. Esteverena pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by the Representatives in such manner as to avoid fractional shares.]

                  Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company and Esteverena, as the case may be (and each of the Company and Esteverena agrees not to deposit or have deposited any such check in the bank on which it is drawn until the day following the date of its delivery). Such delivery and payment shall take place at the

                                       27.

offices of Fennemore Craig, 3003 North Central Avenue, Suite 2600, Phoenix, AZ 85012-2913 or at such other place as may be agreed upon among the Representatives and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company not later than three full business days prior to the Closing Date or (ii) on a later date, not later than the third full business day following the date the Company receives written notice of the exercise of such option, if such notice is not received by the Company at least three full business days prior to the Closing Date.

                  The certificates for the Option Shares so to be delivered will be made available to you at such office or other location including, without limitation, in New York City, as you may reasonably request for checking at least one full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two full days prior to such date of payment and delivery. If the Representatives so elect, delivery of the Shares may be made by credit through full fast transfer to the accounts at Depository Trust Company of the Representatives.

                  It is understood that you, individually, and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any Underwriter or Underwriters of any of its or their obligations hereunder.

                  The several Underwriters intend to make an initial public offering (as such term is described in Section 11 hereof) of the Option Shares to be issued upon exercise of such option as set forth in the Prospectus, but after the initial public offering the several Underwriters may in their discretion vary the public offering price.

                  (b) Upon exercise of any option provided for in Section 7(a) hereof the obligations of the Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment for such Option Shares) to the accuracy of and compliance with the representations and warranties of the Company and the Selling Stockholders, to the accuracy of the statements of the Company, the Selling Stockholders and officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants of the Company and the Selling Stockholders or the compliance with any of the conditions herein contained.

         8.       Indemnification and Contribution.

                                       28.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act or otherwise, specifically including, without limitation, losses, claims, damages or liabilities related to negligence on the part of any Underwriter, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty, agreement or covenant of the Company herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, directly or through you, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

                  The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of each person, if any, who controls any Underwriter within the meaning of the Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                           (b) Each Selling Stockholder agrees, severally and
not jointly, to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Schedule E of the Bylaws of the NASD), under the Act or otherwise, specifically including, without limitation, losses, claims, damages or liabilities related to negligence on the part of any Underwriter, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any

                                       29.

representation, warranty, agreement or covenant of such Selling Stockholder herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, directly or through you, specifically for use in the preparation thereof; (ii) the indemnity agreement provided in this Section 8(b) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof; and (iii) a Selling Stockholder shall not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished to the Company by any other Selling Stockholder.

                  The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of each person, if any, who controls any Underwriter within the meaning of the Act. This indemnity agreement shall be in addition to any liabilities which the Selling Stockholders may otherwise have.

                  (c) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which the Company or such Selling Stockholder may become subject under the Act or otherwise, specifically including but not limited to losses, claims, damages or liabilities related to negligence on the part of the Company or such Selling Stockholder, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise

                                       30.

out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for inclusion therein, and will reimburse the Company and each such Selling Stockholder for any legal or other expenses reasonably incurred by the Company and each such Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action.

                  The indemnity agreement in this Section 8(c) shall extend upon the same terms and conditions to, and shall inure to the benefit of each officer and director of the Company, each Selling Stockholder and each officer or director of each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party, representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable

                                       31.

time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided however that such consent shall not be unreasonably withheld.

                  (e) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that, except as set forth in Section 8(f) hereof, the Underwriters are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company and the Selling Stockholders are responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation. This subsection (f) shall not be operative as to any Underwriter to the extent that the Company or any Selling Stockholder has received indemnity under this Section 8. The contribution agreement in this Section 8(e) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls any Underwriter, the Company or any Selling Shareholder within the meaning of the Act or the Exchange Act.

                  (f) The liability of each Selling Stockholder under this Agreement shall be limited to an amount equal to the public offering price of the Selling Stockholder Shares or Option Shares, as the case may be, sold by such Selling Stockholder to the Underwriters minus the amount of the underwriting discount paid thereon to the Underwriters by such Selling Stockholder. The Company and such Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

                  (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including without limitation the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act, as

                                       32.

amended. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

         9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and the Selling Stockholders herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company or any Selling Stockholder, or any of their officers, directors or controlling persons, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

         10. Substitution of Underwriters. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

                  If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four hours (including non-business hours) to allow the several Underwriters the privilege of substituting within twenty-four hours another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the

                                       33.

Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

                  In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section, neither the Company nor any Selling Stockholder shall be liable to any Underwriter (except as provided in Sections 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company, the Selling Stockholders and the other Underwriters for damages, if any, resulting from such default) be liable to the Company or any Selling Stockholder (except to the extent provided in Sections 5 and 8 hereof).

                  The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section.

         11.      Effective Date of this Agreement and Termination.

                  (a) This Agreement shall become effective at the earlier of
(i) 6:30 A.M., San Francisco Time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to dealers by letter or telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 12 before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the Company and the Selling Stockholders shall remain obligated to pay costs and expenses to the extent provided in Sections 4(j), 5 and 8 hereof.

                  (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date or on or prior to any later date on which the Option Shares are to be purchased, as the case may be,
(i) if the Company or any Selling Stockholder shall have failed, refused or been unable, at or prior to the Closing Date, or on or prior to any later

                                       34.

date on which the Option Shares are to be purchased, as the case may be, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or any Selling Stockholder is not fulfilled, or (ii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal or New York or California authorities, or (iii) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or (v) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or the declaration by the United States of a national emergency which, in the reasonable opinion of the Representatives, makes it impracticable or inadvisable to offer or sell the Shares. Any such termination shall be without liability of any party to any other party except as provided in Sections 5 and 8 hereof and except that in the event of termination solely pursuant to Section 11(b)(i) hereof, the Company shall remain obligated to pay costs and expenses pursuant to
Section 4(j) hereof.

                  If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

         12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o BancAmerica Robertson Stephens, 555 California Street, 26th Floor, San Francisco, California 94111, telecopier number (415) 781-0278, Attention: Jeff Goettman; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to ADFlex Solutions, Inc., 2001 W. Chandler Blvd, Chandler, AZ 85224, telecopier number (602) 786-8280, Attention: Rolando C. Esteverena, Chief Executive Officer, if sent to one or more of the Selling Stockholders, such notice shall be sent mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed

                                       35.

by letter) with respect to Esteverena, to Rolando C. Esteverena, c/o ADFlex Solutions, Inc., 2001 W. Chandler Blvd, Chandler, AZ 85224, telecopier number
(602) 786-8280, or with respect to Havant, as Attorney-in-Fact.

         13. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, the Selling Stockholders and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons, officers and directors referred to in Section 8 hereof, any legal or equitable right, remedy or claim or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

                  In all dealings with the Company and the Selling Stockholders under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by Robertson, Stephens & Company on behalf of you.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         15. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.


                                       36.

                  If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Selling Stockholders and the several Underwriters.

                                Very truly yours,

                                ADFLEX SOLUTIONS, INC.


                                By:
                                     -------------------------------------------
                                       Rolando C. Esteverena

                                SELLING STOCKHOLDERS


                                By:
                                     -------------------------------------------
                                       Rolando C. Esteverena

                                By:
                                     -------------------------------------------
                                       Attorney-in-Fact for Havant International
                                       Holdings Limited

Accepted as of the date
first above written:

BancAmerica Robertson Stephens
PaineWebber Incorporated
Hambrecht & Quist


On their behalf and on behalf of
each of the several Underwriters
named in Schedule A hereto.

By BancAmerica Robertson Stephens


By:

     ----------------------------

     ----------------------------

                                       37.

                                   SCHEDULE A


                                                                     Number of
                                                                     Firm Shares
               Underwriters                                          to be Purchased
               ------------                                          ---------------
BancAmerica Robertson Stephens......................................
                                                                     ------------
PaineWebber Incorporated............................................
                                                                     ------------
Hambrecht & Quist...................................................
                                                                     ------------

                                                                     ------------
                                                       Total            2,700,000
                                                                     ============

                                   SCHEDULE B


                                                        Number of Company
                Company                                 Shares to be Sold
                -------                                 -----------------
ADFlex Solutions, Inc...........................              1,307,653
                                                           ============




                                                        Number of Selling
                                                        Stockholder Shares
      Name of Selling Stockholder                           to be Sold
      ---------------------------                       ------------------
Havant International Holdings, Inc .............              1,392,347


     Total......................................              2,700,000
                                                          =============